UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015
KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices) (Zip Code)
(800) 923-3725
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on June 3, 2015.

(b)	At the meeting, the stockholders:

•	elected all 10 nominees for director to the Company's Board of Directors; and

•	ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2015.

The following are the final voting results for each of the two items voted on at the meeting.

1.	Election of Directors:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Todd F. Bourell	120,380,764	2,483,799	192,983	5,665,574
Donna R. Ecton	122,772,006	92,580	192,960	5,665,574
Peter R. Formanek	122,667,926	196,636	192,984	5,665,574
James P. Hallett	119,650,497	811,407	2,595,642	5,665,574
Mark E. Hill	122,668,574	195,989	192,983	5,665,574
J. Mark Howell	120,439,703	2,424,860	192,983	5,665,574
Lynn Jolliffe	122,774,646	89,917	192,983	5,665,574
Michael T. Kestner	120,435,893	2,428,670	192,983	5,665,574
John P. Larson	122,774,405	90,157	192,984	5,665,574
Stephen E. Smith	122,668,029	196,533	192,984	5,665,574

2.	Ratification of Appointment of KPMG LLP:

FOR	AGAINST	ABSTAIN
127,729,598	587,811	405,711

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 5, 2015                    KAR Auction Services, Inc.

By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Executive Vice President, General
Counsel and Secretary